UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 28, 2006

                               AMIS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                   000-50397                  51-0309588
(State or other jurisdiction   (Commission File Number)         (IRS Employer
       of incorporation)                                     Identification No.)

  2300 BUCKSKIN ROAD, POCATELLO, IDAHO                              83201
(Address of Principal Executive Offices)                          (Zip Code)

                                 (208) 233-4690
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 28, 2006, AMI Semiconductor ("AMIS"), a subsidiary of AMIS Holdings, Inc. (the "Company"), entered into binding letter of intent pursuant to which the Company agreed to acquire substantially all of the assets and certain liabilities of the six transistor ultra low-power memory business for the medical and industrial control markets, which employs approximately 25 people in the United States, Korea and Taiwan, of NanoAmp Solutions, Inc. ("NanoAmp") for approximately $21 million in cash, subject to adjustment based on changes in inventory value. Pursuant to the terms of the letter of intent, the Company is required to deposit $3 million in cash towards the purchase price, which deposit is generally nonrefundable.

This acquisition will be subject to the terms and conditions of an Asset Purchase Agreement in the form agreed on by the parties in connection with the letter of intent. The Asset Purchase Agreement includes customary representations, warranties and indemnities.

NanoAmp Solutions, Inc. designs, manufactures, and markets low-voltage and ultra low-power memory solutions for the wireless communication, industrial control, automotive and medical markets. Subject to successful completion of due diligence and certain other conditions, this acquisition is expected to close by the end of September 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
------------

Exhibit No.    Description
-----------    -----------
99.1           Press Release Dated July 31, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                AMIS HOLDINGS, INC.

Date: July 31, 2006                             By:    /s/ David A. Henry
      -------------                                    -------------------------
                                                Name:  David A. Henry
                                                Title: Senior Vice President and
                                                       Chief Financial Officer